Exhibit 99.1

CCUR HOLDINGS SIGNS LETTER OF INTENT TO

ACQUIRE 80% INTEREST IN LUXEMARK CAPITAL

LuxeMark is New Entrant in Rapidly Growing

Merchant Cash Advance Financing Segment

DULUTH, GA, OCTOBER 2, 2018 - CCUR HOLDINGS, INC. (OTCQB: CCUR) today announced that it has entered into a letter of intent (LOI) to acquire an 80 percent membership interest in LuxeMark Capital, LLC, a privately held firm focused on the rapidly growing merchant cash advance (MCA) sector of the finance industry that provides financing to small and medium-sized businesses. LuxeMark provides syndication capital or leverage to select funding companies within the sector and hopes to expand its business-to-business strategy by increasing the number of qualified funders to which it provides capital nationwide.

Under the terms of the LOI, CCUR will acquire the membership interest for a combination of up to $6 million in cash, and options and stock appreciation rights for up to approximately 458,000 shares of CCUR equity, each payable over four years and subject to the achievement of prescribed financial performance milestones by LuxeMark. Additionally, CCUR will commit up to $10 million of syndication capital under a separate agreement with LuxeMark, which amount shall be placed by LuxeMark with its qualified funders. The acquisition and availability of syndication capital are subject to a number of conditions including the negotiation of definitive documentation and completion of CCUR’s due diligence investigation to CCUR’s satisfaction during a 120-day exclusivity period.

“Our proposed transaction with LuxeMark presents CCUR Holdings with the potential to prudently generate two revenue streams,” stated Wayne Barr, Executive Chairman & CEO. “First, by virtue of our 80 percent membership interest in the LLC, we would receive our pro-rated portion of the fee income earned by LuxeMark on its syndicators’ invested capital. In addition, it is our expectation that the $10 million CCUR makes available as a LuxeMark syndicator will earn generate very attractive returns for CCUR,” Mr. Barr concluded.

MCA funding companies provide funds to businesses in exchange for a percentage of future sales, and the merchant agrees to sell a fixed amount of future sales at a discount at the time of the transaction. In 2017, MCA financings exceeded $15 billion and over the past four years have generated a CAGR of 125%. There are a number of active participants in the sector including publicly traded On Deck Capital, Inc. LuxeMark’s management team includes founder Abe Zeines who was formerly CEO and Co-founder of Pearl Capital Rivis Ventures, which provided yearly MCA funding of more than $100 million prior to its sale in 2015 to Capital Z Partners private equity fund.

About CCUR Holdings, Inc.

CCUR Holdings, Inc. (formerly Concurrent Computer Corporation) completed the divesture of its content delivery and storage business on December 31, 2017. Subsequent to the divesture, CCUR is actively pursuing business opportunities to maximize value of its assets through evaluation of additional operating businesses or assets for acquisition and continued development of its current real estate operations, which it operates through its subsidiary Recur Holdings LLC. More information on the Company is available at www.ccurholdings.com.

Forward Looking Statements

Certain statements made or incorporated by reference herein may constitute “forward-looking statements” within the meaning of federal securities laws. When used or incorporated by reference in this report, the words “believes,” “expects,” “estimates,” “anticipates,” and similar expressions, are intended to identify forward-looking statements. Statements regarding future events and developments such as future financial performance or returns, as well as expectations, beliefs, plans, estimates or projections relating to the future and current assessments of business opportunities, are forward-looking statements within the meaning of these laws. These statements are based on beliefs and assumptions of CCUR’s management, which are based on currently available information. Except for the historical information contained herein, the matters discussed in this communication may contain forward-looking statements that involve risks and uncertainties that may cause CCUR’s actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include, but are not limited to, CCUR’s ability to successfully negotiate and consummate the proposed transaction, CCUR’s expected level of capital commitment and other proposed transaction terms; expected cash and liquidity positions; the expected financial performance and revenue streams generated by the proposed transaction, CCUR’s ability to adequately assess and conduct sufficient due diligence on the proposed transaction, market fluctuations in or material financial or regulatory changes impacting the MCA industry and general business conditions, as well other risks listed in the Company’s Form 10-K filed September 7, 2018 with the Securities and Exchange Commission and risks and uncertainties not presently known to CCUR or that CCUR currently deems immaterial. CCUR wishes to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. CCUR does not undertake any obligation to update forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Investor Relations:

Doug Sherk

(415) 652-9100

doug@mdcgs.com